UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2015, STR Holdings, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of one share-for-every three shares of the outstanding common stock (the “Reverse Stock Split”). The Certificate of Amendment became effective at 5:00 p.m., Eastern time, on January 30, 2015.  The Certificate of Amendment did not change the number of authorized shares, or the par value, of the Company’s common stock.  No fractional shares were issued in connection with the Reverse Stock Split.  The Company anticipates that the Reverse Stock Split will be reflected in the trading price of the Company’s common stock at the opening of trading on February 2, 2015.

The Certificate of Amendment was approved by the stockholders of the Company at a special meeting of stockholders held on November 14, 2014, with the ratio of the Reverse Stock Split to be within the range of one-for-two to one-for-five, inclusive, as determined by the Company’s Board of Directors (the “Board”).  On January 26, 2015, the Company announced that the Board approved the Certificate of Amendment with a ratio of one share-for-every three shares of outstanding common stock.

The foregoing is a summary of the terms of the Certificate of Amendment and the Reverse Stock Split.  This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.  For more information regarding the Reverse Stock Split, please refer to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on October 8, 2014, that was previously mailed to the Company’s stockholders.

Item 9.01                                           Financial Statements and Exhibits.

(d)

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation, filed January 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: January 30, 2015	By:	/s/ ALAN N. FORMAN
Alan N. Forman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation, filed January 30, 2015.